Exhibit 5(a)

               [LETTERHEAD OF HELLER EHRMAN WHITE & McAULIFFE LLP]

March 11, 2004

Avista Corporation
1411 East Mission Avenue
Spokane, WA  99202

RE:    AVISTA CORPORATION - REGISTRATION STATEMENT ON FORM S-3
       $60,000,000 SUBORDINATED DEBT SECURITIES AND GUARANTEE

Ladies and Gentlemen:

       We have acted as counsel to Avista Corporation, a Washington corporation (the "COMPANY"), in connection with the Company's proposed offering of subordinated debt securities (the "DEBT SECURITIES") under an Indenture, to be entered into (the "INDENTURE"), from the Company to Union Bank of California, N.A. (the "TRUSTEE"), as trustee, to be issued and sold from time to time by the Company to AVA Capital Trust III, a Delaware statutory trust and with the Company's proposed issuance of a guarantee (the "GUARANTEE") with respect to certain trust preferred securities between the Company and the Trustee, as trustee, for the benefit of holders of the Debt Securities. The Debt Securities are to be issued in an aggregate principal amount of up to $60,000,000, as contemplated in a Registration Statement on Form S-3 and Post-Effective
Amendment No. 1 (the "REGISTRATION STATEMENT") of the Company proposed to be filed with the Securities and Exchange Commission on or about the date hereof under the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to such proposed offering. The Debt Securities and the Guarantee are hereinafter referred to as the "Securities".

                                       I.

       We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

       (a)    the Registration Statement;

       (b)    the form of the Indenture;

       (c)    the form of the Debt Securities;

       (d)    the form of the Guarantee;



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Heller  Ehrman                                                Avista Corporation
ATTORNEYS                                                         March 11, 2004
                                                                          Page 2


       (e) the Restated Articles of Incorporation, as amended, of the Company certified by the Washington Secretary of State as of March 3, 2004, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

       (f) the Bylaws of the Company certified by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

       (g) a Certificate of Existence/Authorization relating to the Company and issued by the Washington Secretary of State, dated March 4, 2004;

       (h) records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Company's board of directors relating to the transactions contemplated by the Registration Statement;

       (i) Decision No. 00-06-064, entered June 22, 2000, of the Public Utilities Commission of the State of California;

       (j) Default Order No. 4535, entered July 2, 1979, in Docket No. 6690 of the Public Service Commission of the State of Montana(1); and

       (k) a Certificate of an officer of the Company as to certain factual matters.

       Notwithstanding any provisions of the Securities or any other agreements or instruments examined for purposes of these opinions to the effect that such agreement or instrument reflects the entire understanding of the parties with respect to the matters described therein, the courts of the States of Washington may consider extrinsic evidence of the circumstances surrounding the entering into of such agreement to ascertain the intent of the parties in using the language employed in such agreement, regardless of whether or not the meaning of the language used in such agreement is plain and unambiguous on its face, and may determine that additional or supplementary terms can be incorporated into such agreement. We have not considered parol evidence in connection with the opinion set forth below.

----------
(1) We have received and relied upon an officer's certificate certifying that at no time since the issuance of the MPSC's order have the Company's electric sales for ultimate use by Montana customers exceeded $5,000,000 or 5% of the Company's revenue in any year.

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Heller  Ehrman                                                Avista Corporation
ATTORNEYS                                                         March 11, 2004
                                                                          Page 3


                                      II.

       We have also assumed the following, without making any inquiry into the reasonableness or validity thereof:

       A. The applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states shall have been complied with.

       B. Each of the Securities will be duly executed, authenticated and delivered prior to its issuance as set forth in the Registration Statement and in accordance with the proceedings and actions of the Company's board of directors relating to the transactions contemplated by the Registration Statement.

       C. There are no facts or circumstances specifically relating to any parties other than the Company (the "OTHER PARTIES") that might prevent the Other Parties from enforcing any of the rights to which our opinion relates.

       D. The Company will make appropriate filings and applications with the Washington Utilities and Transportation Commission, the Idaho Public Utilities Commission and the Public Utilities Commission of Oregon for authority to issue and sell the Securities, each of such commissions will enter appropriate orders authorizing the issuance and sale by the Company of the Securities and the Securities will be issued and sold in accordance with all applicable terms, conditions, limitations or restrictions contained in such orders.

                                      III.

       We express no opinion as to:

       (a)    The   applicable   choice  of  law  rules   that  may  affect  the
              interpretation or enforcement of any of the Securities.

       (b) Any securities, tax, anti-trust, land use, safety, environmental, hazardous materials, insurance company or banking laws, rules or regulations, or any laws, rules or regulations applicable to any of the Other Parties by virtue of their status as regulated entities, or whether governmental consents, approvals, authorizations, registrations, declarations or filings required in connection with the issuance and sale of each of the Securities will be applied for, received or made.

       (c) The enforceability of any provision of the Securities that relates to the choice of arbitration as a dispute resolution mechanism.

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Heller  Ehrman                                                Avista Corporation
ATTORNEYS                                                         March 11, 2004
                                                                          Page 4


       (d) The effect on the obligations of the Company, and the Other Parties' rights, under the Securities of laws relating to fraudulent transfers and fraudulent obligations set forth in Sections 544 and 548 of the federal Bankruptcy Code or applicable state law.

       (e) The enforceability of any waiver of immunities contained in the Securities.

       (f) The enforceability of any liquidated damages provisions contained in the Securities.

       (g) The enforceability of any agreement or instrument, which is referred to in the Securities.

       This opinion is limited to (i) the federal laws of the United States of America, (ii) the laws of the State of Washington, and (iii) the statutes (and regulations promulgated thereunder) of the States of California, Idaho, Montana and Oregon pertaining to the regulation of public utilities in those States. We note that the Securities, by their express terms, purport to be governed by the laws of the State of New York. For purposes of this opinion, we have assumed that the law applicable to the Securities is identical in all respects to the internal laws of the State of Washington (including judicial interpretations relating thereto but without reference to conflict of laws statutes or principles). We disclaim any opinion as to the laws of any other jurisdiction, including the laws of the State of New York. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

                                      IV.

       Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for our opinion, and subject to the assumptions, limitations and qualifications expressed herein, it is our opinion that each of the Securities, when issued and delivered as contemplated in the Registration Statement, will be legally issued and will be binding obligations of the Company, subject (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

                                       V.

       We further advise you that:

       A. As noted, the enforceability of each of the Securities is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Securities, these principles will require the Other Parties to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Securities and will preclude the Other Parties from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that


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Heller  Ehrman                                                Avista Corporation
ATTORNEYS                                                         March 11, 2004
                                                                          Page 5


              would otherwise work a forfeiture.

       B. The enforceability of each of the Securities is subject to the effects of (i) Section 62A.1-102 of Revised Code of Washington (the "WA CODE"), which provides that obligations of good faith, diligence, reasonableness and care prescribed by the WA Code may not be disclaimed by agreement, although the parties may by agreement determine the standards by which the performance of such obligations is to be measured if those standards are not manifestly unreasonable, (ii) Section 62A.1-203 of the WA Code, which imposes an obligation of good faith in the performance or enforcement of a contract and (iii) legal principles under which a court may refuse to enforce, or may limit the enforcement of, a contract or any clause of a contract that a court finds as a matter of law to have been unconscionable at the time it was made.

       C. Pursuant to RCW 4.84.330, any provision in the Securities requiring a party to pay another party's attorneys' fees and costs in actions to enforce the provisions of the Securities will be construed to entitle the prevailing party in any action, whether or not that party is the specified party, to be awarded its reasonable attorneys' fees, costs and necessary disbursements.

       D. Provisions of the Securities requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

       E.     The   effectiveness   of  indemnities,   rights  of  contribution,
              exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

       F. The enforceability of the Guarantee may be subject to Washington case law to the effect that a guarantor may be exonerated if the beneficiary of the guaranty alters the original obligation of the principal, fails to inform the guarantor of material information pertinent to the principal or any collateral, elects remedies that may impair the subrogation rights of the guarantor against the principal or that may impair the value of any collateral, fails to accord the guarantor the protections afforded a debtor under
              Article 9A of the WA Code or otherwise takes any action that materially prejudices the guarantor unless, in any such case, the guarantor validly waives such rights or the consequences of any such action. SEE, E.G., WARREN V. WASHINGTON TRUST BANK, 92 Wash. 2d 381, 598 P.2d 701 (1979); FRANCO V. PEOPLES NAT'L BANK OF WASHINGTON, 39 Wash. App. 381; 693 P.2d 200 (1984); MGIC FINANCIAL CORP. V. H.A. BRIGGS CO., 24 Wash. App. 1, 600 P.2d 573 (1979).
              While express and specific waivers of a guarantor's right to be exonerated, such as those contained in the Guarantee, are generally enforceable under Washington law, we express no opinion as to whether the Guarantee contains an express and specific waiver of each exoneration defense a guarantor might assert or as to whether each of the waivers contained in the Guarantee is fully enforceable.

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Heller  Ehrman                                                Avista Corporation
ATTORNEYS                                                         March 11, 2004
                                                                          Page 6


       G. The enforceability of the subordination provisions of a subordination agreement may be limited by exoneration defenses similar to those that may be asserted by a guarantor. Subordination provisions may become unenforceable if the senior creditor alters the terms of the senior debt, fails to inform the subordinated creditor of material information pertinent to the senior debt or any collateral securing the senior debt, elects remedies that impair rights against the debtor or rights in any collateral securing the senior debt that the subordinated creditor would acquire by becoming subrogated to the claims of the senior creditor as a result of performance of the subordination provisions, fails to accord the subordinated creditor the same protections accorded a debtor under Article 9A of the WA Code (RCW Chapter 62A.9A) or otherwise takes any action that materially prejudices the subordinated creditor, unless in any such case the subordinated creditor validly waives such rights or the consequences of any such action. While express and specific waivers of exoneration defenses available to a subordinated creditor should be generally enforceable, we express no opinion as to whether the Securities contain an express and specific waiver of each exoneration defense that a subordinated creditor might assert or as to whether each of the waivers contained in the Securities is fully enforceable.

                                      VI.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm, as counsel, in the Registration Statement and in the prospectus contained therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                      VII.

       The foregoing opinion is being delivered solely to you in connection with the filing of the Registration Statement and is solely for your benefit and the benefit of the holders of the Securities. This opinion may not be relied on by you or the holders of the Securities for any other purpose or by any other person for any purpose without our written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

                                         Very truly yours,


                                         /S/ Heller Ehrman White & McAuliffe LLP